Exhibit 99.1

Mohegan Sun at Pocono Downs

Slot Machine Statistical Report

	Slot Handle (1)	Gross Slot Win (2)	Gross Slot Hold Percentage (3)	Pennsylvania Slot Tax (4)	Weighted Average Number of Slot Machines (5)
October-12	$228,493,251	$17,776,998	7.78%	$9,569,315	2331
November-12	223,189,508	18,026,952	8.08%	9,717,226	2332
December-12	228,186,187	17,792,960	7.80%	9,500,852	2332
January-13	226,471,766	17,128,930	7.56%	9,261,033	2332
February-13	229,219,194	17,355,359	7.57%	9,320,342	2332
March-13	271,525,419	20,419,380	7.52%	10,991,664	2331
April-13	259,056,434	18,585,846	7.17%	10,011,108	2332
May-13	260,025,761	19,603,520	7.54%	10,548,648	2331
June-13	255,814,720	18,410,995	7.20%	9,952,906	2331
July-13	252,217,627	18,589,821	7.37%	9,962,375	2331
August-13	254,925,569	19,183,954	7.53%	10,276,341	2332
September-13	207,969,647	17,252,892	8.30%	9,308,538	2331

Fiscal Year 2013	$2,897,095,083	$220,127,607	7.60%	$118,420,348

October-11	$247,452,591	$19,777,687	7.99%	$10,695,205	2332
November-11	243,144,593	19,325,225	7.95%	10,512,272	2332
December-11	246,362,036	20,055,646	8.14%	10,913,798	2330
January-12	242,702,884	18,350,944	7.56%	9,974,764	2331
February-12	246,261,227	20,163,396	8.19%	10,953,220	2332
March-12	266,393,720	21,284,538	7.99%	11,576,518	2332
April-12	249,193,452	20,071,776	8.05%	10,853,251	2332
May-12	248,984,485	19,683,603	7.91%	10,650,625	2332
June-12	245,466,694	19,940,431	8.12%	10,779,375	2332
July-12	257,805,851	20,414,261	7.92%	11,072,432	2332
August-12	249,812,922	20,014,809	8.01%	10,800,172	2330
September-12	233,310,808	18,705,979	8.02%	10,143,550	2331

Fiscal Year 2012	$2,976,891,263	$237,788,295	7.99%	$128,925,182

(1)	“Slot Handle” is defined as amounts wagered by patrons on slot machines, including free promotional slot plays, which approximates amounts reported on the Pennsylvania Gaming Control Board website as “Wagers.”
(2)	“Gross Slot Win,” sometimes referred to as gross slot revenues, is defined as amounts wagered less prizes paid out, which approximates amounts reported on the Pennsylvania Gaming Control Board website as “Gross Terminal Revenue.”
(3)	“Gross Slot Hold Percentage” is defined as the percentage of slot handle that is held by slot machines. Gross slot hold percentage is derived by dividing gross slot win by slot handle.
(4)	“Pennsylvania Slot Tax” is defined as the portion of gross slot win that must be paid to the Commonwealth of Pennsylvania on a daily basis. This portion approximates 55% of gross slot win.
(5)	“Weighted Average Number of Slot Machines” is defined as the weighted average number of slot machines on the casino gaming floor during the monthly period.